SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549




                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





     Date of Report (Date of earliest event reported):  December 10, 1998




                           Aeroquip-Vickers, Inc.
            (Exact name of registrant as specified in its charter)





            Ohio                        1-924                  34-4288310
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)          Identification No.)




                3000 Strayer, Maumee, Ohio                43537
         (Address of principal executive offices)       (Zip Code)




Registrant's telephone number, including area code:  (419) 867-2200



             This document, including exhibits, contains 6 pages.

                      The cover page consists of 1 page.

                   The Exhibit Index is located at page 4.

AEROQUIP-VICKERS, INC.


Item 5.  Other Events.

     On December 10, 1998, the Directors of Aeroquip-Vickers, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each Common Share, par value $5.00 per share (the "Common Shares"), of the Company outstanding at the close of business on February 7, 1999 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of February 7, 1999 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed December 22, 1998 and incorporated herein by this reference. The Rights Agreement will not be effective until February 7, 1999. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.


Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired:  N/A

     (b)  Pro Forma Financial Information:   None

     (c)  Exhibits:

          Exhibit
          Number          Exhibit

          4.1 Rights Agreement (including a Form of Certificate of Adoption of Amendment as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Shares as Exhibit C thereto), incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on
                          Form 8-A filed December 22, 1998

          99.1            Form of letter to stockholders, dated
                          February 1999, incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form 8-A filed December 22, 1998

          99.2            Press Release, dated December 10, 1998

                                   SIGNATURE




    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     AEROQUIP-VICKERS, INC.



                                     By:  /S/ DAVID M. RISLEY
                                          Name:  David M. Risley
                                          Title: Vice President - Finance
                                                 and Chief Financial Officer



Date:  December 22, 1998



                                      -3-